As filed with the Securities and Exchange Commission on November 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Unity Software Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	27-0334803
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 3rd Street

San Franscisco, California

(415) 539-3162

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John Riccitiello

President and Chief Executive Officer

Unity Software Inc.

30 3rd Street

San Francisco, California 94103

(415) 539-3162

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David P. Slotkin Emily K. Beers Morrison & Foerster LLP 2100 L Street, NW Suite 900 Washington, D.C. 20037 Tel: (202) 887-1500	Eric T. McCrath Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Tel: (415) 268-7000	Tomer Bar-Zeev Chief Executive Officer ironSource Ltd. 121 Menachem Begin Street Tel Aviv 6701203, Israel Tel: + 972-747990001	Joshua G. Kiernan Michael J. Rosenberg Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom Tel: (+44) (20) 7710-1000	Joshua M. Dubofsky Max Schleusener Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200

Hanan Haviv Yuval Meiadr Herzog Fox & Neeman Herzog Tower, 6 Yitzhak Sadeh St. Tel Aviv 6777506, Israel Tel: +972 (3) 692 2020	Dan Shamgar Talya Gerstler Jonathan M. Nathan Elad Ziv Meitar | Law Offices 16 Abba Hillel Road Ramat Gan, 5250608, Israel Tel: +972 (3) 610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-266418

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-4 is being filed pursuant to Section 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering additional shares of common stock, par value $0.000005 per share, of Unity Software Inc. (“Unity”). The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-4, as amended, filed by Unity with the Securities and Exchange Commission (the “Commission”) on September 8, 2022 (File No. 333-266418), which was declared effective by the Commission on September 8, 2022 (the “Prior Registration Statement”).

The information set forth in the Prior Registration Statement, including the exhibits and power of attorney thereto, are hereby incorporated by reference in this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

(b) Exhibits: The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the securities being registered

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited

24.1	Powers of Attorney (included on the signature page to the initial filing of this Registration Statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 4th day of November, 2022.

UNITY SOFTWARE INC.

By:	/s/ John Riccitiello

John Riccitiello

President and Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ John Riccitiello John Riccitiello	President, Chief Executive Officer, and Executive Chairman of the Board of Directors (Principal Executive Officer)	November 4, 2022

/s/ Luis Visoso Luis Visoso	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 4, 2022

*	Director	November 4, 2022
Roelof Botha

*	Director	November 4, 2022
Mary Schmidt Campbell, Ph.D.

*	Director	November 4, 2022
Egon Durban

*	Director	November 4, 2022
David Helgason

*	Director	November 4, 2022
Alyssa Henry

*	Director	November 4, 2022
Keisha Smith-Jeremie

*	Director	November 4, 2022
Michelle K. Lee

*	Director	November 4, 2022
Barry Schuler

*	Director	November 4, 2022
Robynne Sisco

* By: /s/ John Riccitiello
John Riccitiello Attorney-in-fact